UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2011

AGY HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	335-150749	20-0420637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2556 Wagener Road Aiken, South Carolina		29801
(Address of principal executive offices)		(Zip Code)

(888) 434-0945

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 12, 2011, AGY Holding Corp. (the “Company”) announced via press release its financial results for the second quarter ended June 30, 2011 and that it will hold a teleconference to discuss those results on Tuesday, August 16, 2011. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 2.02. of this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 15, 2011, George B. DeHuff III was elected to the Company’s Board of Directors.

Mr. DeHuff will receive compensation for services as a director of $50,000 for each fiscal year served as a director. In addition, Mr. DeHuff will receive a stock option grant to purchase 100,000 shares of common stock of the Company’s parent company upon his appointment to the Board. The stock option award will vest at the rate of 25% per year.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit Number	Title

	99.1	Press Release issued by AGY Holding Corp. on August 12, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGY HOLDING CORP.

Date: August 12, 2011	By:	/s/ C. Steven Smoot
Name: C. Steven Smoot
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Title

99.1	Press Release issued by AGY Holding Corp. on August 12, 2011.